PRIMO WATER CORPORATIONAMENDMENT NO. 3 TO THE AMENDED AND RESTATED COTT CORPORATION EQUITY INCENTIVE PLAN
RECITALS
A.Primo Water Corporation (the “Company”) established the Amended and Restated Cott Corporation Equity Incentive Plan dated effective February 14, 2013, as amended by the amendment to the Amended and Restated Cott Corporation Equity Incentive Plan dated effective February 18, 2015 and the amendment to the Amended and Restated Cott Corporation Equity Incentive Plan dated effective May 3, 2016 (collectively, the “Plan”).
B.Pursuant to articles of amalgamation filed March 2, 2020, the Company has changed its name from “Cott Corporation” to “Primo Water Corporation”.
C.Pursuant to section 16(a) of the Plan, the board of directors of the Company wish to amend the Plan to reflect this name change effective as of March 2, 2020 as hereinafter set forth.
NOW THEREFORE, the Plan is hereby adopted on this 13th day of March 2020, to reflect the following amendment effective as of March 2, 2020:
1.Amendment to Plan
Each instance of the Plan where “Cott Corporation” is referred to, including the title of the Plan, shall be replaced with “Primo Water Corporation”. For greater certainty, the Plan shall hereafter be referred to as the “The Amended and Restated Primo Water Corporation Equity Incentive Plan”.
Except as otherwise expressly provided herein, all of the terms, conditions and provisions of the Plan shall remain the same, and the Plan, as amended hereby, shall continue in full force and effect.